UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

DM Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165961	45-0460095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2458, Walnut Creek, California 94595
(Address of Principal Executive Offices)

925-943-2090
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement

On December 24, 2014, DM Products, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with four accredited investors pursuant to which the Company issued an aggregate of 58,904,964 shares of common stock, or approximately 97% of the issued and outstanding common stock of the Company, at an aggregate purchase price of approximately $350,000.

At the Closing, Kurt L. Cockrum and James Clark resigned from all offices of the Company as of December 24, 2014.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached here to as Exhibit 4.1 to this Current Report on Form 8-K.

The board of directors and shareholders holding a majority of the common stock of the Company approved the Agreement and the transactions contemplated under the Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01   Changes in Control of Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.01.  As a result of the transaction described in Item 1.01 above, New Asia Holdings Limited acquired approximately 90% of the total votes entitled to be cast at any meeting of shareholders, giving it voting control of the Company.  New Asia Holdings Limited obtained the funds for the purchase of the Company’s common stock in the transaction from its available cash on hand.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mr. Cockrum or Mr. Clark and us or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

Effective December 24, 2014, Lin Kok Peng and Allister Lim Wee Sing were appointed as members of the Board of Directors.

(d)Appointment of Officers

Effective December 24, 2014, Lin Kok Peng was appointed President, Chief Executive Officer, Chief Financial Officer  and Secretary of the Company.  The Company will hire additional officers in the near future.

The business background descriptions of the newly appointed officer and directors are as follows:

Lin Kok Peng

Mr. Lin has been an entrepreneur and a managing director of several property investment and construction interior consultancy firm since 2005, He leads over 10 companies and has over 10 years of experience in property, construction and also investments experiences. Jeffrey brings strategic focus, vision and excellent judgement towards his companies. With more than 10 years of experience across various wide industries enable him to significantly impact profitability and grown objectives to his companies. His first start up (Free Space Intent) from a small construction interior consultancy firm to right now one of the largest construction interior consultancy firms in Singapore.

Education

2010              Masters in Business Administration (De Lasalle University)
2000              Bachelor of Science in Business Management (De Lasalle University)

Work Experience

2014 - Present	Managing Director of New Asia Holdings Limited

2012- Present	Director of Goldin Shipping Pte Ltd

2012 – Present	Managing Director of Klin Capital Resources Pte Ltd

2011 – Present	Managing Director of FSI Investment Holdings Pte Ltd

2009 – Present	Managing Director of Free Space Intent Pte Ltd

2006 – Present	Managing Director of FS Intent Pte Ltd

Mr. Lin received the Entrepreneur of the Year Award (EYA), the oldest Award in Singapore that salutes and honours local entrepreneurs who have shown outstanding performance as business owners, be it emerging or established enterprises, in their chosen field of entrepreneurship, several times:

2010 Successful Entrepreneur
2011 Successful Entrepreneur
2012 Successful Entrepreneur
Top 100 Singapore Excellence Award 2012/2013
Singapore Entrepreneurs' Award 2013

Allister Lim Wee Sing

Education

•	2001: New York State Bar Examinations

•	1999: Admitted as an Advocate and Solicitor of the Supreme Court of the Republic of Singapore

•	1998: Bachelor of Laws (Honours) LL.B. (Hons) National University of Singapore

Work Experience

2005 - present	Principle Partner of the law firm of Allister Lim & Thrumurgan, Singapore, established April 2005.

2004-2005	Senior Associate Director with the law firm of PK Wong & Associates LLC, Singapore.

2003-2004	Legal Associate with the law firm of PK Wong & Advani, Singapore .

1999-2003	Legal Assistant with the law firm of Harry Elias Partnership, Singapore

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
4.1	Form of Stock Purchase Agreement. *
*  Attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DM Products, Inc.

Date: December 29, 2014	By:	/s/ Lin Kok Peng
Name: Lin Kok Peng
Title: Chief Executive Officer